Rule 424(b)(3)
333-112274

Addendum to Prospectus Supplement Dated July 28, 2005

Dated: January 15, 2006

STATE OF ISRAEL
$3,350,000,000
THIRD JUBILEE ISSUE
DOLLAR BONDS (FIXED RATE)

The interest rate of each State of Israel Third Jubilee Issue Dollar Bond to be sold during the Sales Period commencing on January 15, 2006 and terminating on January 31, 2006 is:

Series A (Five Years): 4.80%	Series B (Ten Years): 5.20%

To ensure purchase of a Bond at such interest rate, all supporting documentation must be received in a form acceptable to Israel and the full purchase price must be accepted by Israel by January 24, 2006.